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                                                                  EXHIBIT 10.16

                               1997 INCENTIVE PLAN
                                       FOR
                                 KEY MANAGEMENT



The Eye Care Centers of America, Inc. 1997 Incentive Plan hereafter referred to as "the Company" and "the Plan") for Key Management is designed to attract, retain, and reward key management people who contribute to the achievement of Company objectives. The Plan includes those participants who are most able to influence the Company's growth and profitability as determined by the President/C.E.O.

The Plan is intended to support the Company's compensation philosophy, which is to provide superior direct compensation opportunities for superior financial and individual performance.

OBJECTIVES

The specific objectives of the Plan are to:

     - motivate and reward key management for superior performance in achieving the Company's financial goals.

     -   strengthen the commonality of shareholder and management interests.

     - enhance the Company's ability to acquire and retain qualified management.

FEATURES

The following is a summary of the major features of the Plan:

PLAN YEAR

The Plan year shall commence January 1st and end December 31st of each year.

ELIGIBILITY

Participation in the Plan is based on approval from the President/C.E.O.

The participant should be a regular full-time employee of the Company. A Participant who subsequently is on a leave of absence away from work for a period longer than 90 days during the Plan year shall not be eligible for an incentive.

INCENTIVE OPPORTUNITY

The incentive award opportunity for 3 Participants in the Plan is as follows:

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     Company Objective:          EBITDA                     Weighted: 75%
     Individual Objective:       3 - 4 Performance          Weighted: 25%
                                 Objectives

COMPANY OBJECTIVE

"EBITDA" shall mean earnings before interest expense, income tax, depreciation and amortization as determined in accordance with generally accepted accounting principles. Note: EBITDA thresholds referenced in this Plan are for the base business. Acquisitions not comprehended in the Plan will be treated as a discretionary issue by the Compensation Committee.

No Bonus shall be paid with respect to the fiscal year unless minimum EBITDA (as defined below as set forth below (in thousands), is exceeded for the year. The Bonus shall be 30% of Base Salary if target EBITDA, as set forth below (in thousands), is achieved for the year, shall be 45% of Base Salary if superior EBITDA, as set forth below (in thousands), is achieved or exceeded for the year and shall be 60% of Base Salary if Super EBITDA, as set forth below (in thousands) is achieved or exceeded for such year. If EBITDA achieved for the fiscal year exceeds minimum EBITDA but does not exceed target EBITDA, the Bonus shall be such percentage of Base Salary between 0% and 30% calculated on a straight line basis, as corresponds to the relative achievement of EBITDA, with 0% corresponding to minimum EBITDA and 30% corresponding to target EBITDA. If EBITDA achieved for the fiscal year exceeds target EBITDA but is equal to or less than Superior EBITDA, the Bonus shall be such percentage of Base Salary between 30% and 45%, calculated on a straight line basis, as corresponds to the relative achievement of EBITDA, with 30% corresponding to target EBITDA and 45% to Superior EBITDA but is equal to or less than Super EBITDA, the Bonus shall be such percentage of Base Salary between 45% and 60%, calculated on a straight line basis, as corresponds to the relative achievement of EBITDA, with 45% corresponding to Superior EBITDA and 60% to Super EBITDA.

                                          Schedule of payout as a % of
                       "EBITDA            annual W-2 Base Salary
                         1997             Earnings
                       -------            ----------------------------

Super                  $ 44,000           60%
Superior               $ 41,000           45%
Target                 $ 38,000           30%
Minimum                $ 36,000           >0%
     *Expressed in thousands




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PERFORMANCE OBJECTIVES

Before the beginning of each Plan year, Company performance objectives will be established by the President/C.E.O. Three to four individual objectives will be set using the following criteria:

     -   Objectives must be quantitative and well defined.

     - Objectives must be set and weighted by the Participant's supervisor and discussed with the Participant on an ongoing basis.

     -   Objectives must be approved by the President/C.E.O.

     -   Objectives must be submitted to Human Resources.

Individual incentive awards may be paid when the Company's performance exceeds the minimum EBITDA threshold and individual performance objectives are met. The Board of Directors holds the right to amend this Plan and payout a discretionary incentive award should the Board deem the payout appropriate.

PAYMENT

The incentive bonus will be determined following the completion of the audit of the Company's financial statements. Payment will be in cash and made no later than March 15 following the end of the Plan year.

WITHHOLDING

The Company shall have the right to deduct any sums as required to be withheld by federal, state, or local tax laws with respect to the payment of any bonus award. There is no obligation hereunder that any Plan Participant be advised of the existence of the tax or the amount which the Company will be required to withhold.

EMPLOYEE NEW HIRE/TRANSFER/PROMOTION DEMOTION

If an employee is hired, transferred, promoted or demoted into a position with eligibility in the Plan, their incentive will be considered effective, for purposes of the Plan, on the first day of the month following the hire, transfer, promotion or demotion. Any incentive will be calculated on a pro-rata basis.

EMPLOYMENT TERMINATION

If a Participant becomes permanently disabled or dies during or after the Plan year, the Plan may award the Participant or his/her estate a bonus on a pro-rata basis following the year-end closing.


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If the Participant leaves the Company for any reason other than disability of death, the Participant will forfeit the right to a bonus payment. The Participant must be on the payroll at the time the incentive payment is made to receive payment.

PLAN ADMINISTRATION

The President/C.E.O. will have the sole discretionary authority to administer the Plan in all of its details. All actions and determinations of the President/C.E.O. will be final and binding upon all parties.

The company reserves the sole discretionary right to modify, amend or terminate the Plan at any time, for any reason, with or without notice. If any questions arise as to the administration of the Plan, the President/C.E.O. will serve as the main contact person.

RIGHTS OF PLAN PARTICIPANTS

All payment made under this Plan will be made from the general assets of the Company. No participant or other party will have any right to or interest in any assets of the Company except as specifically provided in this Plan.

LIMITATION OF RIGHTS

The establishment, maintenance and provisions of the Plan will not be considered or construed: (1) as giving to any employee any right to be continued in the employment of the Company; (2) as limiting the right of the Company to discipline to discharge any of its employees; (3) as creating any contract of employment between the Company and any employee; or (4) as conferring any legal or equitable right against the Company or any individual responsible for administering the Plan.

NO ASSIGNMENTS

Amounts payable under the Plan will constitute general assets of the Company and will not be subject to any claims by any creditor of or claimant against the Participant; and any attempt to reach such amounts by any such creditor or claimant, or attempt by the Participant to confer on any such creditor or claimant any right or interest with respect to such amounts, will be null and void. No amounts payable under the Plan will cause the Company to be liable for, or subject to, any manner of debt or liability of any Participant.

GOVERNING LAW

This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas. Any claim or dispute arising under this Plan will be adjudicated by a court of competent jurisdiction in the State of Texas.



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SEVERABILITY

If any of the provisions of the Plan are held to be invalid, such holdings will not in any way affect the validity of the remainder of the Plan.

WRITTEN PLAN REQUIREMENT

No person has the authority to make any verbal statement of any kind which (1) is legally binding upon the Company and/or (2) alters the Plan documents or other documents maintained in conjunction with the Plan.



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                            KEY MANAGEMENT INCENTIVE

                                 ACKNOWLEDGMENT



I, _______________________________________, acknowledge that I have received a copy of the 1997 Key Management Incentive Plan for which I am eligible and I agree to read and become familiar with its contents.

__________________________                     ____________________________
Participant's Signature                        Date




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                     1997 KEY MANAGEMENT INCENTIVE AGREEMENT

___________________________                      ___________________________
Participant's Name                               Participant's Title

         Company Objectives:                         Weight

             EBITDA Target:            $38,000        75%

             Discretionary:            _______        25%
                                                      ---
                                                      100%

         Target incentive:____________________ Maximum Incentive:______________

Individual Objectives:

Weighting

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I agree that I fully understand all objectives as set forth above.

_________________________________              _________________________________
Participant's Signature/Date                   Supervisor's Signature/Date

_________________________________
President/C.E.O.'s Signature/Date














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